Exhibit 10(h)(iii)

                                 PROMISORY NOTE
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Principal:    $500,000                        Date:    March 11, 2005
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Interest:     Prevailing Prime Rate           Place:   Vega Alta, PR
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FOR VALUE RECEIVED, the undersigned,  Margo Caribe,  Inc.,(the "maker") a Puerto
Rico Corporation, at Road 690, KM 5.8, Vega Alta, Puerto Rico 00692, acting and represented by its Senior Vice President and Chief Financial Officer, Luis R. Carrasquillo, single and resident of Caguas, Puerto Rico, who has been duly authorized to appear herein by Resolution of the Board of Directors, hereby promises to pay to Michael J. Spector and Margaret D. Spector, (the "holders"), both of legal age, married to each other and resident of Dorado, Puerto Rico, the exact principal sum of Five Hundred Thousands Dollars($500,000) lawful money of the United States of America,

The note shall be payable not later than January 31, 2006. Interest shall be based on the prevailing prime rate (Citibank N.Y. Prime Rate). Interest shall be paid monthly.

This note may be repaid in whole or in part at any time without premium or penalty.

This note shall be governed by, and construed in accordance with the laws of the Commonwealth of Puerto Rico without regard to principles of conflict of laws.



MAKER:


MARGO CARIBE, INC.


By: /s/ Luis R. Carrasquillo Ruiz
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       Luis R. Carrasquillo Ruiz